SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 12, 2015

PEAK PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	005-87668	26-1973257
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12635 E Montview Blvd, Suite 137 Aurora, CO	80045
(Address of principal executive offices)	(Zip Code)

303.415.2558

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On October 12, 2015, our wholly-owned subsidiary, Peak BioPharma Corp., entered into an agreement terminating the License Agreement it had previously entered into with Canna-Pet, LLC, a State of Washington limited liability company.  The License Agreement, which was a material definitive agreement, was dated July 29, 2014, and the Agreement for Termination of License Agreement was executed on October 12, 2015, to be effective as of October 1, 2015.

Under the License Agreement, Canna-Pet, LLC, as Licensor, granted Peak BioPharma Corp., as Licensee, a perpetual, exclusive, world-wide license to use certain intellectual property owned by Licensor to produce and sell pet health products made from hemp plants.  The License Agreement included a provision allowing it to be terminated at any time by mutual agreement of the parties, and in reliance upon that provision, the parties agreed to terminate the License Agreement effective as of October 1, 2015.

Accumulating market information from sales and marketing activities, combined with recent regulatory events, led the Company to reassess its long-term commitment to the veterinary marketplace and to conclude that it was in the Company’s best interest to terminate the License Agreement at this time.

Item 8.01 OTHER EVENTS

The Registrant issued the press release attached hereto as Exhibit 99.1 on October 13, 2015.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Document

10.16	Agreement for Termination of License Agreement dated as of October 12, 2015, between Peak BioPharma Corp and Canna-Pet, LLC

99.1	Press Release of the Registrant dated October 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peak Pharmaceuticals, Inc.

Dated: October 13, 2015	By:	/s/Soren Mogelsvang
	Name:	Soren Mogelsvang
	Title:	Chief Executive Officer

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